Exhibit 99
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                                 REVOCABLE PROXY

                                  COMBANC, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                       BOARD OF DIRECTORS OF COMBANC, INC.

      The undersigned shareholder of ComBanc, Inc., a Delaware corporation ("ComBanc"), hereby constitutes and appoints Rebecca Minnig and Denise Kloeppel, or either one of them, the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Special Meeting of Shareholders of ComBanc to be held at the Fraternal Order of Eagles, 1600 E. 5th Street, Delphos, Ohio, on December 21, 2004 at 1:00 p.m., Eastern Time (the "Special Meeting"), all of the shares of ComBanc which the undersigned is entitled to vote at the Special Meeting, or at any adjournment thereof, on the following proposals, which are described in the accompanying Prospectus/Proxy
Statement:

     1. The proposal to approve and adopt the Agreement and Plan of Merger dated as of August 4, 2004, by and among First Defiance Financial Corp., First Federal Bank of the Midwest, ComBanc, Inc. and The Commercial Bank, and the transactions contemplated by that Agreement, including the merger of ComBanc Financial into First Defiance.

          FOR [_]                AGAINST  [_]             ABSTAIN [_]


     2. In their discretion, upon such other business incident to the conduct of the Special Meeting as may properly come before the Special Meeting and any adjournments or postponements thereof, including adjournment of the Special Meeting to allow for additional solicitation of shareholder votes in order to obtain the required vote to approve and adopt the Agreement and Plan of Merger and to approve the transactions contemplated by the Agreement and Plan of Merger.

      This Revocable Proxy will be voted as directed by the undersigned shareholer. If no direction is given, this Revocable Proxy will be voted FOR proposal 1.

      All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of Special Meeting of Shareholders of ComBanc and of the accompanying Prospectus/Proxy Statement is hereby acknowledged.


NOTE: Please sign your name exactly as it appears on this Proxy. Joint accounts require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.


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                                             Signature


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                                             Signature


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                                             Date



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMBANC. PLEASE DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.


I/WE [_] DO OR [_] DO NOT EXPECT TO ATTEND THE SPECIAL MEETING.